EXHIBIT 99.1

COMMUNITY BANK OF NORTHERN VIRGINIA

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting
of Shareholders to be held on                        , 2005.

        The undersigned, revoking any proxy previously given with respect to the matters covered hereby, hereby appoints                        and                         , or either of them, with full power of substitution in each, attorneys and proxies to vote all shares of common stock, $0.333 par value per share, of the undersigned in Community Bank of Northern Virginia, at the special meeting of shareholders to be held on                        , 2005, at            , local time, at                        , and at any and all adjournments or postponements thereof (the "Special Meeting"), as indicated on the reverse side.

        This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and according to the discretion of the proxy holders on any other matters that may properly come before the Special Meeting.

YOUR VOTE IS IMPORTANT!

(Continued and to be signed on the reverse side.)

COMMUNITY BANK OF NORTHERN VIRGINIA

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1.

☒ Please mark your vote as in this example.

1.
The proposal to approve the Agreement and Plan of Merger, dated as of January 24, 2005, among Community Bank of Northern Virginia, Mercantile Bankshares Corporation and Mercantile-Safe Deposit & Trust Company and the related Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
The proxies are authorized to vote according to their discretion on any other matters that may properly come before the Special Meeting.

Dated , 2005

Signature
Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need sign. Fiduciaries should give full title.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED, POSTAGE-PAID ENVELOPE.